Exhibit 99.5

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Shares and Class B Shares of Fortress Investment Group LLC, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated as of December 29, 2017.

SOFTBANK GROUP CORP.

/s/ Masayoshi Son
Name:		Masayoshi Son
Title:		Chairman & CEO

FOUNDATION (GP) HOLDINGS LLC

By:		/s/ Brian Wheeler
Name: Brian Wheeler
Title: General Counsel

SB FOUNDATION HOLDINGS (GP) LLC

By:		/s/ Brian Wheeler
Name: Brian Wheeler
Title: General Counsel

SB FOUNDATION HOLDINGS LP

By:		SB Foundation Holdings (GP) LLC, its general partner

	By:	/s/ Brian Wheeler
Name: Brian Wheeler
Title: General Counsel